THE DREYFUS/LAUREL FUNDS TRUST

(formerly The Laurel Funds Trust)

PART C

OTHER INFORMATION

Item 23.	Exhibits

A(1)	Second Amended and Restated Agreement and Declaration of Trust is incorporated by reference to Exhibit (a) of Post-Effective Amendment No. 87 to the Registration Statement on Form N-1A.

A(2)	Amendment No. 1 to Registrant's Second Amended and Restated Agreement and Declaration of
Trust filed on February 7, 1994 is incorporated by reference to Exhibit (a) of Post-Effective
Amendment No. 90 to the Registration Statement on Form N-1A.

A(3)	Amendment No. 2 to Registrant's Second Amended and Restated Agreement and Declaration of
Trust filed on March 31, 1994 is incorporated by reference to Exhibit (a) of Post-Effective
Amendment No. 90 to the Registration Statement on Form N-1A.

A(4)	Amendment No. 3 to Registrant's Second Amended and Restated Agreement and Declaration of
Trust is incorporated by reference to Exhibit (a) of Post-Effective Amendment No. 93 to the
Registration Statement on Form N-1A, filed on December 19, 1994.

A(5)	Amendment No. 4 to Registrant's Second Amended and Restated Agreement and Declaration of
Trust is incorporated by reference to Exhibit (a) of Post-Effective Amendment No. 93 to the
Registration Statement on Form N-1A filed on December 19, 1994.

A(6)	Amendment No. 9 to Registrant’s Second Amended and Restated Agreement and Declaration of
Trust is incorporated by reference to Exhibit (a) of Post-Effective Amendment No. to the
Registration Statement on Form N-1A filed on .

B(1)	Amended and Restated By-Laws are incorporated by reference to Exhibit (b) of Post-Effective
Amendment No. 75 to the Registration Statement on Form N-1A.

B(2)	Amendment to Amended and Restated By-Laws is incorporated by reference to Exhibit (b) of
Post-Effective Amendment No. 118 to the Registration Statement on Form N-1A filed on April
29, 2004.

D(1)	Investment Management Agreement between the Registrant and Mellon Bank, N.A., dated April
4, 1994 is incorporated by Reference to Exhibit (d) of Post-Effective Amendment No. 90 to the
Registration Statement on Form N-1A.

D(2)	Assignment Agreement among the Registrant, Mellon Bank, N.A. and The Dreyfus Corporation,
dated as of October 17, 1994, (relating to Investment Management Agreement dated April 4,
1994)is incorporated by reference to Exhibit (d) of Post-Effective Amendment No. 93 to the
Registration Statement on Form N-1A filed on December 19, 1994.

E(1)	Distribution Agreement is filed herein.

E(2)	Addendum to Distribution Agreement and Distribution Plan is filed herein.

F	Not applicable.

G	Form of Custody Agreement between the Registrant and Mellon Bank, N.A. is incorporated by reference to Exhibit (g) of Post-Effective Amendment No. 114 to the Registration Statement on
Form N-1A filed on April 26, 2001.

H(1)	Transfer Agent Agreement between the Registrant and Boston Safe Deposit and Trust Company
(currently known as The Shareholder Services Group, Inc.) is incorporated by reference to Exhibit
(h) of Post-Effective Amendment No. 102 to the Registration Statement on Form N-1A filed on
April 23, 1997.

H(2)	Supplement to Transfer Agent Agreement for the Registrant, dated June 1, 1989 is incorporated by reference to Exhibit (h) of Post-Effective Amendment No. 78 to the Registration Statement on
Form N-1A.

H(3)	Supplement to Transfer Agent Agreement for the Registrant, dated April 4, 1994, is incorporated by reference to Exhibit (h) of Post-Effective Amendment No. 93 to the Registration Statement on
Form N-1A filed on December 19, 1994.

I(1)	Opinion of counsel is incorporated by reference to Exhibit (i) of Post-Effective Amendment No.
93 to the Registration Statement on Form N-1A filed on December 19, 1994.

I(2)	Consent of Counsel. Not applicable.

J	Consent of KPMG LLP is incorporated by reference to Exhibit (j) of Post-Effective Amendment
No. 118 to the Registration Statement on Form N-1A filed on April 29, 2004.

K	Letter of Investment Intent. Incorporated by reference to the Registration Statement.

M(1)	Distribution Plan (relating to Class B Shares and Class C Shares) is filed herein.

M(2)	Amended and Restated Distribution Plan (relating to Class A Shares and Institutional Shares) is filed herein.

M(3)	Amended Distribution Plan (relating to Class T Shares) is filed herein.

M(4)	Amended and Restated Service Plan (relating to Class B, Class C, and Class T Shares) is incorporated by reference to Exhibit (m) of Post-Effective Amendment No. 113 to the Registration
Statement on Form N-1A filed on May 1, 2000.

N	Rule 18f-3 Plans are incorporated by reference to Exhibit (m) of Post-Effective Amendment No.
118 to the Registration Statement on Form N-1A filed on April 29, 2004.

O	Code of Ethics adopted by the Registrant is incorporated by reference to Exhibit (m) of Post-
Effective Amendment No. 118 to the Registration Statement on Form N-1A filed on April 29,
2004.

Other Exhibits
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(a)	Power of Attorney of Benaree Pratt Wiley dated May 28, 1998 is incorporated by reference to (other exhibits) of Post-Effective Amendment No. 110 filed on Form N-1A on March 1, 1999.
(b)	Powers of attorney of the Trustees dated June 15, 1998 are incorporated by reference to (other exhibits) of Post-Effective Amendment No. 110 filed on Form N-1A on March 1, 1999. Powers of attorney of the Trustees dated June 1, 1999. Incorporated by reference to (other exhibits) of Post-Effective Amendment No. 111 filed on Form N-1A on April 30, 1999.

(c)	Power of Attorney of Marie E. Connolly dated July 6, 1998 is incorporated by reference to (other exhibits) of Post-Effective Amendment No. 110 on Form N-1A filed on March 1, 1999.
(d)	Powers of Attorney of Stephen E. Canter and James Windels dated November 15, 2001 are incorporated by reference to (other exhibits) of Post-Effective Amendment No. 115 filed on Form N-1A on April 30, 2002.

(e)	Powers of Attorney of the Trustees dated March 16, 2000 are incorporated by reference to (other exhibits) of Post-Effective Amendment No. 113 filed on Form N-1A on May 1, 2000.
(f)	Assistant Secretary’s Certificate dated April 25, 2003 is incorporated by reference to (other exhibits) of Post-Effective Amendment No. 117 on Form N-1A filed on April 25, 2003.
Item 24. Persons Controlled By or Under Common Control with Registrant

Not applicable.

Item 25. Indemnification

(a) Subject to the exceptions and limitations contained in Section (b) below:

(i) every person who is, or has been a Director or officer of the Registrant (hereinafter referred to as “Covered Person”) shall be indemnified by the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof;

(ii) the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

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(b) No indemnification shall be provided hereunder to a Covered Person:

     (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Registrant or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Funds; or

     (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

(A) by the court or other body approving the settlement;

     (B) by at least a majority of those Directors who are neither interested persons of the Registrant nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

     (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Directors, or by independent counsel.

(c) The Registrant may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability. The Registrant would have the power to indemnify him against such liability. The Registrant may not acquire or obtain a contract for insurance that protects or purports to protect any Covered Person against any liability to the Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

(d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) above may be paid by the appropriate Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification hereunder; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Registrant is insured against losses arising out of any such advance payments or (iii) either a majority of the Directors who are neither interested persons of the funds nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person will be found entitled to indemnification hereunder.

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Item 26. Business and Other Connections of the Investment Adviser

Investment Adviser – The Dreyfus Corporation

The Dreyfus Corporation (“Dreyfus”) and subsidiary companies comprise a financial service organization whose business consists primarily of providing investment management services as the investment adviser, manager and distributor for sponsored investment companies registered under the Investment Company Act of 1940 and as an investment adviser to institutional and individual accounts. Dreyfus also serves as sub-investment adviser to and/or administrator of other investment companies. Dreyfus Service Corporation, a wholly-owned subsidiary of Dreyfus, serves primarily as a registered broker-dealer of shares of investment companies sponsored by Dreyfus and of other investment companies for which Dreyfus acts as investment adviser, sub-investment adviser or administrator. Dreyfus Investment Advisors, Inc., another wholly-owned subsidiary, provides investment management services to various pension plans, institutions and individuals.

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